Exhibit 4.80
English Translation of Chinese Language Document

Contract

Contract No.: XS320090016
 Signing Place: Jiangning District, Nanjing
                                  Signing Date: 2009-02-24

Party A: China Sunergy (Nanjing) Co., Ltd.	Party B: CEEG (Nanjing) New Energy Co., Ltd.
Address: No. 123, West Focheng Road, Economy and Technology Development Zone, Jiangning, Nanjing	Address: No.6 Shuige Road, Jiangning Economy and Technology Development Zone, Nanjing
Postal code: 211100	Postal code: 211100
Contact person: Jianhua Zou	Contact person: Xulu Xia
Tel.: 025-52766701	Tel.: 025-52095672
Fax: 025-52766767	Fax: 025-52095672

In order to seek better cooperation, through mutual consultation, the parties hereto enter into the below credit contract for mutual compliance and performance:

1.            During the period from Feburary 24, 2009 to December 31, 2009 when the parties enter into sales contracts and processing contracts, Party B shall pay 50% of the price of the goods to the account designated by Party A before it picks up such goods. For the remaining 50%, Party A allows Party B to accumulate such amounts to the credit facility of RMB20 million that Party A grants to Party B. Party A shall grant to Party B a credit of RMB20 million and a one-month credit term. If the accumulated amounts payable to Party A by Party B exceed RMB20 million or such payables have been due for more than one month, Party B shall initiate the payment procedures to pay off such payables and all the payables shall be paid off by the end of each quarter. Party A may cease the delivery of the goods if any payables have not been paid off by Party B by the end of each quarter and will not resume the delivery of the goods until Party B makes the payments. If Party B fails to make such payments within the agreed period, Party B shall pay a default penalty of 0.04% per day for the overdue amount to Party A.

2.            The term of this contract shall be from February 24, 2009 to December 31, 2009.

3.            This contract shall become effective upon signing by and affixing of the common seal of the parties hereto.

Party A: China Sunergy (Nanjing) Co., Ltd.	Party B: CEEG (Nanjing) New Energy Co., Ltd.
Signature/seal: /s/	Signature/seal: /s/
Date:	Date:

Contract

Contract No.: XS320090016-1
 Signing Place: Jiangning District, Nanjing
                                  Signing Date: 2009-7-20

Party A: China Sunergy (Nanjing) Co., Ltd.	Party B: CEEG (Nanjing) New Energy Co., Ltd.
Address: No. 123, West Focheng Road, Economy and Technology Development Zone, Jiangning, Nanjing	Address: No.6 Shuige Road, Jiangning Economy and Technology Development Zone, Nanjing
Postal code: 211100	Postal code: 211100
Contact person: Jianhua Zou	Contact person: Xulu Xia
Tel.: 025-52766701	Tel.: 025-52095672
Fax: 025-52766767	Fax: 025-52095672

Due to market fluctuation, in order to seek better cooperation, through mutual consultation, the parties hereto enter into the below amendments to the original credit contract (No. XS320090016) between the parties dated February 24, 2009 for mutual compliance and performance:

1.            During the period from July 20, 2009 to December 31, 2009 when the parties enter into sales contracts and processing contracts, Party B shall pay 50% of the price of the goods to the account designated by Party A before it picks up such goods. For the remaining 50%, Party A allows Party B to accumulate such amounts to the credit facility of RMB20 million that Party A grants to Party B. Party A shall grant to Party B a credit of RMB20 million and a one-month credit term. If the accumulated amounts payable to Party A by Party B exceed RMB20 million or such payables have been due for more than one month, Party B shall initiate the payment procedures to pay off such payables. Party A may cease the delivery of the goods if any payables have not been paid off by Party B and will not resume the delivery of the goods until Party B makes the payments. If Party B fails to make such payments within the agreed period, Party B shall pay a default penalty of 0.04% per day for the overdue amount to Party A.

2.            The term of this contract shall be from July 20, 2009 to December 31, 2009.

3.            This contract shall become effective upon signing by and affixing of the common seal of the parties hereto.

Party A: China Sunergy (Nanjing) Co., Ltd.	Party B: CEEG (Nanjing) New Energy Co., Ltd.
Signature/seal: /s/	Signature/seal: /s/
Date:	Date: